EXHIBIT 99.1

VENDOR SERVICES AGREEMENT

                THIS VENDOR SERVICES AGREEMENT is made and entered into effective as of July 17, 2003 (the "Effective Date"), by and between Express Scripts, Inc. a Delaware corporation ("ESI") and Medix Resources, Inc., a Colorado corporation ("Vendor"). Vendor and ESI are sometimes hereinafter referred to as a "Party" or the "Parties."

                WHEREAS, ESI is engaged in the business of providing pharmacy benefits management services to various health plans and other payors with whom it has entered into arrangements for such services;

                WHEREAS, Vendor has developed various programs and services including, but not limited to, software utilizing hand-held personal digital assistant devices and other devices and technologies, that allow physicians and other healthcare professionals to write prescriptions and to access healthcare information as a means of enhancing the efficacy of patient care and the efficiency of healthcare benefits administration; and

                WHEREAS, ESI desires to engage Vendor to provide and Vendor desires to provide certain services to ESI that will assist ESI in providing pharmacy benefit management services to ESI's customers.

                NOW, THEREFORE, the Parties agree to be bound as follows:

1. DEFINITIONS

                "Affiliate" means, as to either Party, (a) any division of the Party other than the division(s) with direct responsibility for carrying out the Party's obligations under this Agreement, and (b) any corporation or other entity which, directly or indirectly, through one or more intermediaries, controls (i.e., possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise), is controlled by, or is under common control with such Party.

                "Best Efforts" means, as to a Party, an undertaking by such Party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances.

                "Eligible Prescriber" means a physician or other healthcare professional authorized by law to write prescriptions who has entered into an agreement directly or indirectly with Vendor to use the Vendor System.

                "ESI Client" means an entity for which ESI has directly or indirectly agreed to provide PBM Services.

                "ESI Formulary" means a Formulary managed by ESI on behalf of itself or one or more ESI Clients

                "ESI Patient" means an enrollee in a health plan sponsored or administered by an ESI Client.

                "Formulary" means a list of pharmaceutical products intended to assist prescribers or others in the selection of such products for patients covered by a related pharmaceutical benefit plan. A Formulary may be open, closed or otherwise reflect coverage restrictions or limitations, may include information concerning the beneficiary's financial obligation (e.g., co-payment) associated with drugs on the Formulary, and may include other information such as prior authorization requirements or other matters of interest to prescribers.

                "HIPAA Rules" means the Health Insurance Portability and Accountability Act of 1996, Subtitle F, Public Law 104-191, Section 261, et seq., and any final rules promulgated thereunder from time to time by the U.S. Department of Health and Human Services.

                "PBM" means a pharmacy benefits management company or other similar entity providing PBM Services.

                "PBM Services" means any one or more services typically provided by a PBM, including, without limitation, design, management or administration of pharmacy benefits, pharmaceutical claims adjudication, retail pharmacy network management, mail order pharmacy operations, rebate management, and formulary design and/or management.

                "PDA Devices" means palm-sized personal digital assistant devices or other devices provided by Vendor to Eligible Prescribers for the purpose of electronic prescribing (including without limitation cellular telephones, wall-mounted units, mini-computers, etc.).

                "Proprietary Information" means all proprietary and non-public information and data that concerns the business, technology, systems, finances, personnel, operations, or other assets and activities of a Party, including, but not limited to, trade secrets, ideas, processes, formulas, systems, source codes, data programs, other original works of authorship, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, information systems, strategies forecasts, new products, unpublished financial statements, budgets, projections, licenses, rates, prices, costs, customer lists, and supplier lists not available to the public. Proprietary Information does not include information generally available to the public other than as a result of improper disclosure by a Party or its agents or employees receiving such information under this Agreement.

                "Service Fee" means the fees payable to Vendor by ESI as contemplated in Section 5.1.

                "Term" means the period of time during which this Agreement is made to be effective by and between the Parties, pursuant to the provisions of Section 8.1.

                "Vendor Services" means those services rendered by Vendor to ESI pursuant to Section 3 below and as further described in Exhibit A attached hereto.

                "Vendor System" shall mean Vendor's prescription writing system, and other software, hardware and other services and technologies reasonably necessary in order to provide the services contemplated hereunder.

2. Representations and Warranties

        2.1 Representations and Warranties of Vendor

                Vendor represents, warrants, and covenants that:

                2.1.1 Licenses; Compliance with Law

                Vendor has all necessary licenses required to perform its obligations hereunder, is in good standing to perform its obligations hereunder, and will perform such obligations in compliance with all applicable state and federal laws and regulations affecting such services. Vendor will take all necessary action to ensure that all prescriptions generated by use of the Vendor System will be valid, legal prescriptions in the states in which Vendor operates.

                2.1.2 Authority of Vendor

                Vendor has full power and authority to enter into this Agreement as described herein. This Agreement has been duly and lawfully authorized by all necessary corporate action and this Agreement constitutes a valid and enforceable obligation of Vendor in accordance with its terms.

                2.1.3 Personal Health Information

                Vendor has confirmed and will continue to require that all Eligible Prescribers using the Vendor System to obtain personal health information, as defined under the HIPAA Rules, from ESI will have obtained all necessary consents and authorizations from the applicable ESI Patient in order to receive such information.

        2.2 Representations and Warranties of ESI.

                ESI represents, warrants, and covenants that:

                2.2.1 Licenses; Compliance with Law

                ESI has all necessary licenses required to perform its obligations hereunder, is in good standing to perform its obligations hereunder, and will perform such obligations in compliance with all applicable state and federal laws and regulations affecting such obligations.

                2.2.2 Authority of ESI

                ESI has full power and authority to enter into this Agreement as described herein. This Agreement has been duly and lawfully authorized by all necessary corporate action and this Agreement constitutes a valid and enforceable obligation of ESI in accordance with its terms.

3. vendor rights and obligations

        3.1 Vendor Services

                 During the Term of this Agreement, Vendor shall perform the Vendor Services as defined in and as more particularly described in Exhibit A attached hereto. Vendor shall use its Best Efforts to perform, and to cause its subcontractors to perform, the Vendor Services in a prompt, competent and businesslike manner, and, upon ESI's request, to make reasonable modifications to the Vendor Services to the extent necessary to conform with provisions of ESI's contracts with ESI Clients. Vendor shall use Best Efforts to recruit physicians to become Eligible Prescribers.

        3.2 Vendor Facilities, Equipment, Systems and Personnel

                 During the Term of this Agreement, Vendor shall operate and maintain all necessary and appropriate computer hardware and software, facilities, processes, systems and other equipment and personnel to enable Vendor to provide the Vendor Services in accordance with this Agreement. Vendor will make Best Efforts to ensure that the Vendor System provides services to Eligible Prescribers at a level competitive with those services offered by Vendor's competitors in the hand-held prescribing and/or physician interconnectivity industry. The Vendor System will at all times be designed and operated consistent with applicable law, including without limitation all applicable law relating to the protection of individually identifiable patient information. Upon reasonable request, ESI may conduct an audit of Vendor's procedures and business practices, and the elements of the Vendor System to ensure compliance with the provisions of this Agreement.

        3.3 Project Management

                 Vendor shall designate and communicate to ESI those Vendor personnel responsible for business, product development, testing, deployment, support and utilization services related to the Vendor Services. Vendor shall also provide a dedicated project manager acceptable to ESI to be responsible for management of all activities and obligations of Vendor with respect to the Vendor Services and to provide updates to the ESI project manager regarding obligations of Vendor, as reasonably requested by ESI.

        3.4 Quality Assurance

                 Vendor shall provide ESI with a reasonable means of reviewing information provided by ESI for deployment via the Vendor System as it will appear on the Vendor System prior to such information being made available to Eligible Prescribers. ESI shall have the right at any time and from time to time to review and approve the content, format, and presentation of ESI Information on the Vendor System.  Vendor shall implement any reasonable corrections or modifications to the content, format, or presentation of ESI Information on the Vendor System no later than two (2) business days following Vendor's receipt of verbal or written notice of such corrections or modifications from ESI; provided that, to the extent such notice is given verbally, ESI shall provide written confirmation of such notice within the foregoing two (2) day period.

        3.5 Reports

                 Subject to the terms of this Agreement and all applicable laws and regulations, Vendor will provide ESI with installation and utilization data reports in accordance with Schedule A-1 of Exhibit A to this Agreement and such other reports as may be mutually agreed upon by the Parties from time to time.

        3.6 Access to ESI Patient Data and Records

                 Vendor shall provide ESI with full access to all data relating to ESI Patients generated by Vendor in connection with the Vendor Services. Furthermore, Vendor shall assist ESI in conducting ESI's own internal review of such data for purposes of monitoring the progress and conduct of the Vendor Services. Vendor shall assist and cooperate with ESI's auditors in the conduct of the annual audit of ESI's financial records and operations.

        3.7 Demonstration Devices

                 Upon request of ESI, Vendor will provide to ESI access to and use of the Vendor System and, if such Vendor System utilizes a PDA Device, one (1) PDA Device (the "Demo System") for ESI's use relating to reviewing functionality of the Demo System, testing Vendor System response times and educating ESI Clients and ESI employees regarding the use and operation of the Demo System. Throughout the Term, Vendor will use Best Efforts to ensure that the Demo System is properly loaded, in a timely manner, with all information provided to Vendor by ESI for inclusion in the Vendor System pursuant to the terms of this Agreement, including all updates thereto and Vendor shall provide to ESI any upgrades or updates to the Demo System. The parties agree that the Demo System, and all updates and/or upgrades thereto shall be provided to ESI at no charge.

        3.8 Covenant Not to Compete

                 Subject to the rights and obligations of the parties as set forth in this Agreement, Vendor shall retain the right to negotiate and enter into agreements with other PBMs, and with respect to ESI Clients for which ESI does not provide services for all of the applicable client's lines of business, Vendor shall not be restricted from approaching such clients in connection with providing services for non-ESI lines of business. The foregoing notwithstanding, Vendor acknowledges that, in the course of providing the Vendor Services described herein, Vendor will have access to and become familiar with valuable business processes and other proprietary information regarding ESI and its relationships with ESI Clients. Vendor agrees that ESI will have an exclusive right to represent ESI Clients with respect to pharmaceuticals and PBM Services. Vendor further agrees that, during the term of this Agreement and for a period of two (2) years following termination of this Agreement for any reason, Vendor will not contract directly or indirectly to provide PBM Services (excluding e-detailing) in competition with ESI.

        3.9 Insurance

                Vendor, on its own behalf and at its expense, shall maintain general commercial liability and professional liability insurance with reasonable limits insuring both Vendor and its employees and agents and their respective acts and omissions.

4. ESI Rights and obligations

        4.1 Access to ESI Information

                 Subject to all necessary consents and/or approvals, ESI shall make available to Vendor the information relating to ESI Patients, ESI Formularies and ESI Clients, as reasonably necessary to allow Vendor to perform the Vendor Services in accordance with this Agreement (collectively the "ESI Information"). Unless otherwise agreed to by the parties, all ESI Information shall be made available to Vendor for purposes of this Agreement using the electronic transmission mechanisms and standards developed and maintained by RxHub, LLC. Vendor shall use its Best Efforts to access the ESI Information through such means and Vendor shall only access such information in connection with an actual or scheduled visit of an ESI Patient to an Eligible Prescriber. If, within sixty (60) days of ESI's notice to Vendor, Vendor is unable or unwilling to access the ESI Information through such means, ESI may terminate this Agreement effective immediately upon written notice to Vendor.

        4.2 Project Management

                ESI shall designate and communicate to Vendor those ESI personnel responsible for business, product development, testing, deployment, support and utilization services related to the Vendor Services received by ESI pursuant to this Agreement. ESI shall also provide a dedicated project manager reasonably acceptable to Vendor to be responsible for management of all activities and obligations of ESI under this Agreement and to provide updates to the Vendor's designated project manager regarding tasks assigned to ESI, as reasonably requested by Vendor.

        4.3 Use and Disclosure of ESI Information

                4.3.1 Grant of License

                ESI hereby grants to Vendor, for the Term of this Agreement, a nonexclusive, revocable, non-assignable, non-transferable license to integrate, use, reproduce, distribute, and transmit the ESI Information, and limited portions thereof, in connection with the distribution and use of the Vendor System in the United States, as necessary to perform the Vendor Services as contemplated herein, and for no other purpose. Vendor shall not have any right to alienate, assign, sublicense or otherwise transfer all or any part of such license. Except as expressly set forth herein, ESI shall retain all right, title and interest in and to the ESI Information.

                4.3.2 Availability to Eligible Prescribers

                Vendor warrants that all ESI Information provided pursuant to Section 4.3.1, and updates thereof, will be promptly and accurately loaded on the Vendor System so as to be readily available to Eligible Prescribers.

                4.3.3 Use and Disclosure of ESI Information

                Vendor represents and warrants that Vendor shall not use ESI Information or disclose ESI Information to any person, including but not limited to any Affiliate of Vendor, for any purpose, except as expressly permitted in Sections 4.3.1 and 4.3.2 above, unless ESI has given its prior written consent to such access or disclosure. Vendor further represents and warrants that it shall, upon request of ESI or upon termination of this Agreement, return all tangible copies of the ESI Information to ESI and delete all references to ESI Information from any database maintained by Vendor or its Affiliates. Vendor further warrants that no employee, director, officer, independent contractor, or Affiliate of Vendor will receive or have access to any of the ESI Information, except as expressly permitted under Sections 4.3.1 and 4.3.2 above, unless ESI has given its prior written consent to such access or disclosure.

4.4 Use of Vendor Data by ESI

Subject to applicable law, ESI will be entitled to use all data received from Vendor in connection with the Vendor Services provided hereunder for purposes related to (i) ESI's internal business operations, (ii) any existing or proposed business relationship with any ESI Client, or (iii) the promotion of ESI's PBM Services.

5. FEES AND EXPENSES

        5.1 Service Fee Amount

                 In consideration of Vendor's performance of the Vendor Services and its other obligations hereunder, ESI shall pay to Vendor the Service Fee set forth in Exhibit B to this Agreement with respect to Eligible Prescribers who access the Vendor System and write prescriptions using ESI Formulary and ESI Patient information provided pursuant to this Agreement. The transaction fees payable by ESI to Vendor pursuant to this Section 5 will in no event be greater than the aggregate transaction fees charged by Vendor to other entities directly or indirectly engaged in the pharmacy benefits management business, including but not limited to any Affiliate of Vendor, for similar services using PDA Devices or the Vendor System.

        5.2 Payment of Service Fee

                Vendor shall provide ESI with monthly invoices for any Service Fees due with respect to the previous calendar quarter in accordance with the provisions of Exhibit B to this Agreement. Such invoices shall include reasonably detailed summaries of the components used to calculate the total amount due to Vendor on each invoice. Payment from ESI to Vendor shall be due no later than thirty (30) days following ESI's receipt of such invoice.

        5.3 Costs Associated with This Agreement

                 ESI and Vendor shall each be responsible for the cost and expense of its own legal, accounting and other professional services associated with the preparation, negotiation and performance of this Agreement.

        5.4 Taxes and Other Governmental Obligations

                 All taxes or other governmental obligations required of or imposed on a Party in connection with or as a result of its performance of its obligations under this Agreement shall be the sole obligation of such Party.

6. INTELLECTUAL PROPERTY

                 Vendor represents and warrants to ESI that, to the best of its knowledge after reasonable inquiry, the Vendor System, including Vendor's prescription writing system, is proprietary to Vendor and that the use of the Vendor System as contemplated herein will not infringe upon any patent, copyright, trade secret or other proprietary right of any third party.

7. RECORDS and Information Use AND disclosure

        7.1 Ownership of Records

                 All books and records relating to the operations of ESI, including but not limited to all books of account, ESI Patient records, and general administrative records, shall be and remain the property of ESI.

        7.2 Proprietary and Patient Health Information

                7.2.1 Non-Disclosure of Proprietary Information

                Except as expressly provided for in this Agreement, each Party (as the "Receiving Party") shall, and shall cause its officers, directors, employees, and subcontractors (collectively, "Representatives") to, preserve the confidential nature of and keep in strictest confidence all Proprietary Information of or acquired from the other Party, its Affiliates or any of their respective Representatives (collectively, the "Disclosing Party") (regardless of the form or medium used to store or communicate such information or whether such information is observed) in connection with the relationship contemplated by this Agreement. Absent the prior written consent of the Disclosing Party, the Receiving Party shall not reproduce or disclose, directly or indirectly, and shall cause its Representatives not to reproduce or disclose, directly or indirectly, any Proprietary Information of the Disclosing Party to any person, including any Affiliate of the Receiving Party, unless such disclosure is necessary to carry out the Receiving Party's responsibilities under this Agreement and is made under such terms and conditions that the person receiving the Proprietary Information understands the Receiving Party's obligations under this Agreement with respect to the use and disclosure of Proprietary Information and agrees to be bound by such obligations; provided, however, that the foregoing restrictions shall not apply to any Proprietary Information disclosed to a person by the Receiving Party or its Representative, if the Receiving Party or Representative can demonstrate that such Proprietary Information:

(i) is or hereafter becomes generally available to the trade or public other than by reason of any breach of this Section 7.2.1;

(ii) was already known to the Receiving Party or Representative as shown by written records;

(iii) was developed independently from information received in connection with the transactions contemplated herein; or

(iv) is disclosed to the Receiving Party or Representative by a third party who has the right to disclose such information.

                Upon request, each Party shall either promptly return to a Disclosing Party all documents and materials, and all copies thereof, containing any Proprietary Information of the disclosing Party, or shall destroy all such items, as the Disclosing Party may direct, except as may be reasonably necessary for the Party in possession of such documents or materials to preserve its business records, provided that reasonable measures are implemented to preserve the confidentiality of such records. To the extent that either Party makes a request for the other Party to return or destroy any information or documentation pursuant to this Agreement, upon such request, an officer or authorized representative of the other Party shall certify to the requesting Party that all applicable information and documentation has been destroyed or returned.

                7.2.2 Disclosure Required by Governmental Authority

                Notwithstanding Section 7.2.1 above, if the Receiving Party is requested or required in a judicial, administrative or governmental proceeding of competent jurisdiction to disclose any Proprietary Information, the Receiving Party shall promptly notify the Disclosing Party so that the Disclosing Party may either seek an appropriate protective order or waiver. If the Receiving Party is nevertheless required to disclose such Proprietary Information in any court or administrative tribunal or to any governmental agency of competent jurisdiction, the Receiving Party may disclose such Proprietary Information without liability under this Section 7.2.

                7.2.3 Confidentiality of Patient Health Information

                Vendor acknowledges that for purposes of providing Vendor Services to ESI, Vendor will receive information regarding certain ESI Patients, which may include, among other things, Protected Health Information (as defined under the HIPAA Rules). Therefore, Vendor shall, and shall cause its officers, directors, employees and agents to, comply with applicable state and federal laws, rules and regulations relating to the confidentiality of all such information. In addition, Vendor shall conduct its activities in a manner that permits ESI and ESI Clients to comply with the HIPAA Rules as may be applicable to either or both of them from time to time. In connection with the foregoing, Vendor agrees that it will execute a HIPAA Business Associate Addendum substantially in the form of Exhibit C, attached hereto (the "Business Associate Addendum"). The obligations of Vendor under this Section 7.2.3 and the Business Associate Addendum, as amended from time to time, shall survive any termination of this Agreement.

        7.3 Acknowledgement of Proprietary and Confidential Nature of Data

                 Each of the Parties acknowledges that any information of a proprietary or confidential nature referred to herein is of such character as to render the same unique. Therefore, the Parties agree that disclosure or use of such information in violation of this Agreement will cause irreparable damage to the other Party. Accordingly, the Parties agree and consent that in the event that any action or proceeding shall be instituted by either Party to enforce any provision of this Agreement related to such information, the other Party waives the claim or defense in such action that there is an adequate remedy at law available and shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The Parties further agree that the foregoing remedies for breach of this Agreement shall be cumulative, and the seeking or obtainment of injunctive relief shall not preclude a claim or award for damages or other relief.

8. TERM AND TERMINATION

        8.1 Term and Renewal

                 The Term of this Agreement shall commence on the Effective Date hereof and continue for an initial period of three (3) years (the "Initial Term"), and shall be renewed automatically for additional renewal terms of three (3) years each, unless this Agreement has been terminated as provided herein.

        8.2 Termination without Cause

                 Either Party may terminate this Agreement at any time, with or without cause upon thirty (30) days prior written notice to the other Party.

        8.3 Effect of Termination

                 Upon the termination or expiration of this Agreement, each Party shall promptly return to the other any books, records, or materials that belong to such other Party. Except as provided in this Section 8.3 and Section 9, no Party shall have any further liability or obligation to the other after termination or expiration of this Agreement. Upon termination of this Agreement, Vendor shall (a) use Best Efforts to return to ESI, in accordance with this Agreement, all ESI Proprietary Information, including any information related to any ESI Formulary, and other ESI Information disclosed to Vendor by ESI in connection herewith, regardless of the form or medium in which such information is or was disclosed or stored and (b) reasonably cooperate with ESI to effectuate the orderly termination of this Agreement, including the transmission to ESI of all reports and data required pursuant to this Agreement but not yet received by ESI as of the effective date of termination.

        8.4 Final Billing

                 Upon termination of this Agreement, any Party may request a final accounting to determine any amounts due to one Party from the other Party under this Agreement. At the request of either Party, such final accounting shall be audited by an independent auditor acceptable to the Parties and the cost of such audit shall be borne by the Party requesting it, or as otherwise mutually agreed.

9. INDEMNIFICATION AND LIMITATION OF LIABILITY

        9.1 Indemnification

                9.1.1 Agreement of Vendor to Indemnify

                Subject to the conditions, provisions and limitations of this Section 9, and other applicable provisions of this Agreement, Vendor hereby agrees to indemnify, defend and hold harmless ESI from and against third party claims and all actual and direct damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, directly resulting to, imposed upon or directly incurred by ESI by reason of or resulting from any of the following:

(i) Any willful misconduct of Vendor or violation of law by Vendor, its employees, officers or agents.

(ii) Any material breach of Vendor's representations, warranties or covenants set forth in Section 2.1 of this Agreement.

(iii) The performance of the Vendor System, except to the extent such performance is impacted as described in Section 12.4 of this Agreement.

(iv) Any actual or alleged infringement of any patent or other intellectual property rights in connection with the use of the Vendor System without modification of the Vendor System by ESI and not caused by the use of the Vendor System in combination with other devices, software or systems not authorized in writing by Vendor, provided by Vendor or contemplated by the terms of this Agreement.

(v) Any material breach of the Business Associate Addendum, as may be amended from time to time.

(vi) Any error or omission with respect to the data transmitted through the Vendor System caused by Vendor.

                9.1.2 Agreement of ESI to Indemnify

                Subject to the conditions, provisions and limitations of this Section 9, and other applicable provisions of this Agreement, ESI hereby agrees to indemnify, defend and hold harmless Vendor from and against third party claims and all actual and direct damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, directly resulting to, imposed upon or directly incurred by Vendor by reason of or resulting from any of the following:

(i) Any willful misconduct or violation of law by ESI, its employees, officers or agents.

(ii) Any material breach of ESI's representations, warranties or covenants set forth in Section 2.2 of this Agreement.

(iii) Any error or omission with respect to the information transmitted through the Vendor System caused by ESI.

                9.1.3 Conditions of Indemnification

                The obligations and liabilities of ESI and Vendor hereunder with respect to their respective indemnities pursuant to this Section 9.1, resulting from any claim, demand or other assertion of liability by third parties (hereinafter called collectively "Demands"), shall be subject to the following terms and conditions:

(vii) Subject to the consent of the Party to be indemnified pursuant to this Section 9 (the "Indemnified Party") (such consent not to be unreasonably withheld or delayed), the indemnifying Party (the "Indemnifying Party") will have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement of any such Demand asserted against the Indemnified Party, such defense, compromise or settlement to be undertaken on behalf of and for the account and risk of the Indemnifying Party.

(viii) In the event the Indemnifying Party shall elect not to undertake such defense by its own representatives, the Indemnifying Party shall give prompt written notice of its election to the Indemnified Party, and the Indemnified Party will undertake the defense, compromise or settlement thereof by counsel or other representatives designated by it whom the Indemnifying Party determines in writing to be satisfactory for such purposes. The consent of the Indemnifying Party to the Indemnified Party's choice of counsel or other representative shall not be unreasonably withheld or delayed.

(ix) In the event that any Demand shall arise out of a transaction or cover any period or periods wherein ESI and Vendor each is or may be liable hereunder for part of the liability or obligation arising therefrom, then each Party shall, each choosing its own counsel and bearing its own expense, defend such Demand, and no settlement or compromise of such Demand may be made without the joint consent or approval of ESI and Vendor, except where the respective liabilities and obligations of ESI and Vendor are clearly allocable or attributable on the basis of objective facts.

(x) The Indemnified Party shall provide the Indemnifying Party with prompt notice of any claim that the Indemnified Party seeks indemnification with respect to, provided however, that failure to provide such notice shall only excuse the Indemnifiying Party from liability under this Section to the extent it is prejudiced by such failure.

                9.1.4 Survival

                The agreements to indemnify contained in this Section 9.1 shall survive termination or expiration of this Agreement for any reason.

                9.1.5 Notice

                A Party having reason to believe that it may be entitled to indemnification under this Section 9.1 shall give reasonably prompt written notice to the other Party from whom indemnification may be sought specifying in reasonable detail the nature and basis of any Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim) which may give rise to such indemnification, but such notice shall not be a condition of such indemnification. The failure of the Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this Section 9.1, unless the delay or failure to provide such notice prejudices an Indemnifying Party in a manner that demonstrably results in actual and direct damages to such Indemnifying Party, in which event such Indemnifying Party shall be relieved of such obligations but only to the extent such actual and direct damages resulting from the delay can be proved.

        9.2 Limitation of Liability

                 NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT, THE PARTIES' LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO ACTUAL AND DIRECT LOSSES SUFFERED BY THE OTHER PARTY. THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARTY SHALL BE LIABLE FOR ANY LOST REIMBURSEMENT OR LOSS OF DATA, EARNINGS, PROFITS OR GOODWILL OR ANY OTHER INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES SUFFERED BY ANY PERSON OR ENTITY, INCLUDING THE OTHER PARTY.

        9.3 Remedies Upon Termination or Default

                 Subject to the dispute resolution provisions in Section 10 and the limitations of liability in Section 9.2, each Party shall also have all remedies other than termination available to it at law or in equity on account of any default of another Party that is not cured as provided in this Agreement.

10. DISPUTE RESOLUTION

                The parties agree that they will use all reasonable efforts to resolve in an amicable fashion any dispute that may arise under this Agreement. If the parties are unable to resolve such dispute within ten (10) business days after initial notice, either party may, by notice to the other, have such dispute referred to a member of senior management of each company. Such managers shall attempt to resolve the dispute by good faith negotiation within five (5) business days after receipt of such notice. If the designated managers are not able to resolve such dispute within such period, then the parties shall select a mediator to aid them in the dispute. If the parties cannot agree on a mediator, a mediator will be designated by the American Arbitration Association at the request of either party. Any mediator so designated must be acceptable to both parties. The mediation will be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute. The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. Each party will bear its own costs in the mediation, and the parties will share the fees and expenses of the mediator equally. If the parties are unable to resolve their differences within thirty (30) days of the selection of the mediator, either party may seek alternative remedies for resolving the dispute, including but not limited to litigation in any court having appropriate jurisdiction over the matter. The foregoing notwithstanding, nothing herein shall limit, restrict or otherwise supercede either party's right to terminate this Agreement pursuant to the applicable termination provisions hereof.

11. CHANGE IN LAW

                 In the event that legislation is enacted or regulations are promulgated or a decision of a court is rendered that affect, or may affect in the good faith opinion of either Party's legal counsel, the legality of this Agreement or adversely affect the ability of either Party to perform its obligations or receive the benefits intended hereunder, then, within fifteen (15) days following notice, each Party will negotiate in good faith an amendment to this Agreement or a substitute agreement which will carry out the original intention of the Parties to the extent possible in light of such legislation, regulation or decision and each Party will execute such amendment. In the event that the Parties cannot reach agreement as to the terms and provisions of the amendment or substitute agreement within thirty (30) days following the notice provided in this Section, then this Agreement may be terminated by either Party upon written notice of termination to the other Party stating the effective date of termination.

12. MISCELLANEOUS

        12.1 Audit Rights

                 ESI will have the right to conduct a reasonable annual audit of Vendor's books and records directly relating to Vendor's performance of its obligations hereunder during normal business hours on prior written notice for the purpose of verifying Vendor's compliance with the terms and conditions of this Agreement. In connection with any such audit, ESI shall have access to complete prescription data relating to any prescription written for an ESI Patient by an Eligible Prescriber using the Vendor System.

        12.2 Assignment and Subcontracting

                 This Agreement, and the rights and obligations of the Parties created hereunder, shall not be assigned or subcontracted to any third party, including any Affiliate of Vendor, by any Party without the prior written consent of the other Party, and any purported or attempted assignment or subcontract without such consent shall be void for purposes of assigning or granting any rights under this Agreement, except that ESI may assign or subcontract any or all of its respective rights and obligations under this Agreement to any of its Affiliates; provided that, notwithstanding any such assignment, ESI shall remain primarily liable to Vendor for the performance of ESI's obligations hereunder..

        12.3 Binding on Successors and Assigns

                 Without in any way limiting the provisions of Section 12.2, this Agreement shall be binding upon, enforceable by and inure to the benefit of the Parties, their successors and assigns.

        12.4 Impossibility of Performance

                 Neither ESI nor Vendor shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including without limitation, governmental laws and regulations, acts of God or the public, flood or storm or strikes. In such case, prompt notice shall be given to the other Party, and the Parties shall negotiate in good faith with the goal or intent of preserving this Agreement and the respective rights and obligations of the Parties to the greatest extent possible.

        12.5 Notices

                 All notices, demands, requests or other communications which may be or are required to be given, served or sent by any Party to any other Party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), reputable overnight courier service, telegram, telex, or facsimile transmission, addressed to Vendor or to ESI, as the case may be, as set forth below.

If to Vendor:
Medix Resources, Inc. 420 Lexington Avenue Suite 1830 New York, New York 10170 Attention: Darryl Cohen Facsimile No.:212-681-9817

If to ESI:
Express Scripts, Inc. 13900 Riverport Drive Maryland Heights, Missouri 63043 Attention: General Counsel Facsimile No.: 314-702-7120

                Each Party may designate by notice in writing new addresses to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back or (with respect to a facsimile) the printed confirmation being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        12.6 Further Instruments or Action

                 Each Party agrees that it will execute and deliver such further instruments and will take such other action as may reasonably be necessary in order to effectively discharge or perform or to carry out any of the respective obligations and agreements hereunder.

        12.7 Governing Law

                 The validity and construction of the terms and provisions of this Agreement and the rights and obligations of the Parties hereto shall be interpreted and enforced in accordance with the laws of the State of Delaware (without regard to its conflict of laws rules), except to the extent preempted by federal law.

        12.8 Rights Cumulative; No Waiver

                 No right or remedy conferred upon or reserved to either of the Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy, now or hereafter legally existing upon any default. The failure of any Party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed to be a waiver or relinquishment. Every right and remedy given by Agreement to the Parties may be exercised from time to time and as often as may be deemed expedient by the Parties.

        12.9 Amendment

                 This Agreement may be amended at any time by mutual agreement of the Parties, but no such amendment is valid unless it is in writing and signed by both Parties by persons duly authorized to do so.

        12.10 Rights of Third Parties

                 The Parties do not intend, and nothing in this Agreement shall be construed or deemed, to give any person other than the Parties hereto any right or interest based on this Agreement. The Parties reserve the right to amend this Agreement by mutual written consent without notice to or consent of any person or to terminate it without notice to or consent of any person not a Party to this Agreement.

        12.11 Relationship Of The Parties

                 ESI and Vendor are, and shall remain independent contractors, each responsible only for its own acts and/or omissions. Nothing in this Agreement shall be construed to create any relationship between the Parties other than that of independent contractors.

        12.12 Use of Marks

                12.12.1 Rights to Use Marks

                Except as expressly provided herein, no rights in or to the marks "Vendor" or any other service marks, trademarks, or corporate names of Vendor or its Affiliates (the "Vendor Marks") are granted to ESI or any other party by virtue of this Agreement. Except as expressly provided herein, no rights in or to the marks ESI, Express Scripts or any other service marks, trademarks, or corporate names of ESI or its Affiliates (the "ESI Marks") are granted to Vendor or any party by virtue of this Agreement. The Parties will mutually agree upon the form and content of any disclosure or publication of the relationship created hereunder.

                12.12.2 Quality Control

                Vendor and ESI agree that all services provided hereunder by one Party in conjunction with the other Party's service marks or trademarks, or in connection with the corporate names of such other Party or its Affiliates, shall be performed in compliance with the quality standards specified in this Agreement. Vendor and ESI shall use reasonable efforts to maintain the validity and distinctiveness of the other Party's service marks, trademarks, and corporate names so as to enhance the goodwill symbolized by such service marks, trademarks, and corporate names.

        12.13 Entire Agreement

                 This Agreement (including all Exhibits and Schedules hereto) contains the entire agreement between the Parties with respect to the subject matter contained herein and no representations or agreement, oral or otherwise with respect to such subject matter, between the Parties not embodied herein or attached hereto shall be of any force or effect.

        12.14 Survival

                 The provisions of Sections 3.8, 3.9, 4.3, 6, 7, 9, 10 and 12 shall survive the expiration or termination of this Agreement for any reason.

                IN WITNESS WHEREOF, the Parties hereto have caused this Vendor Services Agreement to be executed and delivered in their name and on their behalf as of the date first set forth above.

ESI:	VENDOR:
EXPRESS SCRIPTS, INC.	MEDIX RESOURCES, INC.
By: ___________________________	By:__________________________
Name:_________________________	Name:_______________________
Title: __________________________	Title:_________________________